EX-99.23(h)(40)

                      12(D)(1) INVESTING AGREEMENT BETWEEN
            JNL SERIES TRUST, JACKSON NATIONAL ASSET MANAGEMENT, LLC
                           AND CERTAIN VANGUARD FUNDS

     This INVESTING AGREEMENT (the "AGREEMENT"), dated as of January 16, 2007, is between JNL SERIES TRUST, a business Trust organized under the laws of the Commonwealth of Massachusetts, on behalf of itself and its separate series listed on SCHEDULE A (each, an "INVESTING FUND"), severally and not jointly, Jackson National Asset Management, LLC, a limited liability company organized under the laws of Michigan, LLC, and the investment trusts listed on SCHEDULE B (the "VANGUARD TRUSTS"), on behalf of themselves and their respective series listed on SCHEDULE B (each, a "VANGUARD FUND"), severally and not jointly.

     WHEREAS, the Investing Funds and the Vanguard Funds are open-end management investment companies that are registered with the U.S. Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940 (the "1940 ACT");

     WHEREAS, Sections 12(d)(1)(A) and (B) of the 1940 Act limit the ability of an investment company to invest in shares of another investment company, and therefore limit the ability of an Investing Fund to invest in shares of a Vanguard Fund;

     WHEREAS, the Vanguard Trusts, on behalf of each of the Vanguard Funds, have obtained from the SEC an order, Investment Company Act Release No. 27386, dated May 31, 2006 (the "ORDER") that permits the Investing Funds to acquire shares of the Vanguard Funds in excess of the limits set forth in Sections 12(d)(1)(A) and
(B) in accordance with the representations and conditions in the application filed to obtain the Order, File No. 812-13147, dated May 17, 2006 (the "APPLICATION"); and

     WHEREAS, the Investing Funds, from time to time, may want to acquire shares of one or more Vanguard Funds in excess of the limitations of Sections 12(d)(1)(A) and (B) in reliance on the Order.

     NOW, THEREFORE, in consideration of the potential benefits to the Investing Funds and the Vanguard Funds arising out of the investment by the Investing Funds in the Vanguard Funds, the parties agree as follows:

1.   REPRESENTATIONS AND OBLIGATIONS OF THE VANGUARD FUNDS

          (a) The Vanguard Funds have provided to the Investing Funds through their investment adviser and designated agent,Jackson National Asset Management, LLC, true copies of: (i) the Application, (ii) the Notice of Application, Investment Company Act Release No. 27314, dated May 5, 2006 (the "NOTICE") and (iii) the Order.

          (b) The Vanguard Funds agree (i) to adhere to the terms and conditions of the Order and this Agreement and to participate in the proposed transactions in a manner that addresses the concerns underlying the Order and (ii) to promptly notify the Investing Funds if a Vanguard Fund fails to comply with the terms and conditions of the Order or this Agreement.

2.   REPRESENTATIONS AND OBLIGATIONS OF THE INVESTING FUNDS

          (a) The Investing Funds hereby acknowledge receipt of the Application, the Notice of Application and the Order.

          (b) Pursuant to Condition 8 of the Order, each Investing Funds represents and warrants that its board of trustees and its investment adviser understand the terms and conditions of the Order and that each agrees to fulfill its responsibilities under the Order.

          (c) Pursuant to Condition 8 of the Order, each Investing Fund will promptly notify the Vanguard Funds in writing (which notification may be via electronic mail to the contact identified in Section 4 below) at such time as its investment in the Vanguard Funds (i) exceeds any of the limits in Section 12(d)(1)(A)(i) or thereafter, (ii) falls below any of the limits in Section 12(d)(1)(A)(i). Each Investing Fund hereby acknowledges and agrees that it may rely on the Order to invest in shares of the Vanguard Funds only and not to invest in shares of any other investment company.

          (d) Each Investing Fund: (i) agrees to adhere to the terms and conditions of the Order and this Agreement, and to participate in the proposed transactions in a manner that addresses the concerns underlying the Order; (ii) represents that investments in the Vanguard Funds will be consistent with the investment policies set forth in the Investment Fund's registration statement; (iii) in the event that it exceeds the 5% or 10% limitation in Sections 12(d)1(a)(A)(ii) and (iii), agrees to disclose in its prospectus the unique characteristics of investing in investment companies, including but not limited to, the expense structure and any additional expenses of investing in investment companies; and (iv) agrees to promptly notify the Vanguard Fund if such Investing Fund fails to comply with the terms and conditions of the Order or this Agreement.

3.   INDEMNIFICATION

          (a) Jackson National Asset Management, LLC, agrees to hold harmless, indemnify and defend the Vanguard Funds, including any principals, directors or trustees, officers, employees and agents ("VANGUARD AGENTS"), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions ("CLAIMS") asserted against the Vanguard Fund, including any Vanguard Agents, to the extent such Claims result from
     (i) a violation or alleged  violation of any provision of this Agreement or
     (ii) a violation or alleged violation of the terms and conditions of the Order, in each case by the Investing Fund, its principals, directors or trustees, officers, employees, agents, advisors or if applicable, subadvisors.

          (b) The Vanguard Funds, severally and not jointly, agree to hold harmless, indemnify and defend each Investing Fund, including any principals, directors or trustees, officers, employees and agents ("INVESTING FUND AGENTS"), against and from any and all losses, costs, expenses or liabilities incurred by or Claims asserted against an Investing Fund, including any Investing Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Order, in each case by the Vanguard Fund, its principals, directors or trustees, officers, employees, agents or advisors.

          (c) Any  indemnification  pursuant to this Section  shall  include any
     reasonable   counsel  fees  and  expenses   incurred  in  connection   with
     investigating and/or defending the applicable Claims.

4.   NOTICES

     Except as otherwise noted, all notices, including all information that either party is required to provide under the terms of this Agreement and the terms and conditions of the Order, shall be in writing and shall be delivered to the contact identified below by (i) Federal Express or other comparable overnight courier, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile with confirmation during normal business hours. All notices, demands or requests so given will be deemed given when actually received as evidenced by written confirmation thereof.

     If   to an Investing Fund:

                  Mark D. Nerud
                  Jackson National Asset Management, LLC
                  225 West Wacker Drive, Suite 1200
                  Chicago, Illinois 60606
                  Tel:  (312) 338-5801
                  Fax:  (312) 236-3911
                  Email: mark.nerud@jnli.com

     If   to the Vanguard Funds:

                  Barry A. Mendelson
                  100 Vanguard Boulevard, V26
                  Malvern, PA  19355
                  Tel:  (610) 503-2398
                  Fax:  (610) 669-6600
                  Email: barry_mendelson@vanguard.com

     With a copy to:

                  Legal Contract Administrator
                  c/o Jackson National Life Insurance Company
                  1 Corporate Way
                  Mail Code S-45
                  Lansing, MI 48951
                  Fax:  (517) 706-5517


5.   TERMINATION; GOVERNING LAW, DISPUTE RESOLUTION

          (a) This Agreement will continue until terminated in writing by either party (i) upon sixty (60) days' notice to the other party or (ii) immediately if the other party breaches any of its material obligations under this Agreement and such breach is not cured within fifteen (15) days following delivery of written notice of such breach.

          (b) This Agreement will be governed by Pennsylvania law without regard to choice of law principles.

          (c) Any dispute arising out of or related to this Agreement which cannot be resolved through discussions between the parties shall be settled by binding arbitration before a panel of three arbitrators in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association then applicable. Unless otherwise agreed upon by the parties, the arbitration hearings will be held in Philadelphia, Pennsylvania.

6.   MISCELLANEOUS

          (a) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party. Any assignment in contravention of this Section shall be null and void.

          (b) Except as expressly set forth herein, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.


          (c) With the exception of SCHEDULES A AND B, no amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized representative of each party.

          (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

JNL Series Trust, on behalf of itself and each Investing Fund listed on Schedule A


________________________________
Print Name:  Mark D. Nerud
Title: President, and Chief Executive Officer


Jackson National Asset Management, LLC


___________________________________
Print Name:  Mark D. Nerud
Title:  President


EACH OF THE VANGUARD TRUSTS, on behalf of itself and the Vanguard Funds listed on Schedule B


VANGUARD INDEX FUNDS
VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
VANGUARD SPECIALIZED FUNDS
VANGUARD WHITEHALL FUNDS
VANGUARD WORLD FUNDS


________________________________________
Print Name:
Title:

                                   SCHEDULE A
                             LIST OF INVESTING FUNDS


JNL SERIES TRUST
         JNL/S&P Moderate Retirement Strategy Fund
         JNL/S&P Moderate Growth Retirement Strategy Fund
         JNL/S&P Growth Retirement Strategy Fund

                                   SCHEDULE B
                   LIST OF VANGUARD TRUSTS AND VANGUARD FUNDS


VANGUARD INDEX FUNDS
         Vanguard Extended Market Index Fund
         Vanguard Growth Index Fund
         Vanguard Mid-Cap Index Fund
         Vanguard Mid-Cap Growth Index Fund
         Vanguard Mid-Cap Value Index Fund
         Vanguard Small-Cap Index Fund
         Vanguard Small-Cap Growth Index Fund
         Vanguard Small-Cap Value Index Fund
         Vanguard Total Stock Market Index Fund
         Vanguard Value Index Fund
         Vanguard Large-Cap Index Fund


VANGUARD INTERNATIONAL EQUITY INDEX FUNDS
         Vanguard Emerging Markets Stock Index Fund
         Vanguard European Stock Index Fund
         Vanguard Pacific Stock Index Fund


VANGUARD SPECIALIZED FUNDS
         Vanguard REIT Index Fund
         Vanguard Dividend Appreciation Index Fund


VANGUARD WHITEHALL FUNDS
         Vanguard High Dividend Yield Index Fund


VANGUARD WORLD FUNDS
         Vanguard Consumer Discretionary Index Fund
         Vanguard Consumer Staples Index Fund
         Vanguard Energy Index Fund
         Vanguard Financials Index Fund
         Vanguard Health Care Index Fund
         Vanguard Industrials Index Fund
         Vanguard Information Technology Index Fund
         Vanguard Materials Index Fund
         Vanguard Telecommunication Services Index Fund
         Vanguard Utilities Index Fund